Exhibit 99

Acreage Reports First Quarter 2023 Financial Results
Achieved Ninth Consecutive Quarter of Positive Adjusted EBITDA

Received Shareholder Approval for Strategic Arrangement with Canopy and Canopy USA

Gained Access to Additional Funding Through Amendments to Credit Facility

New York, May 22, 2023 - Acreage Holdings, Inc. (“Acreage” or the “Company”) (CSE: ACRG.A.U, ACRG.B.U) (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported its financial results for the first quarter ended March 31, 2023 (“Q1 2023”).
First Quarter 2023 Financial Highlights
•Consolidated revenue of $56.0 million for Q1 2023.
•Gross margin was 48% for Q1 2023, an increase from 35% in the fourth quarter of 2022 ("Q4 2022"). Excluding the impact of non-cash inventory adjustments, gross margin for Q1 2023 was 51%.
•Adjusted EBITDA* was $10.6 million and Adjusted EBITDA* as a percentage of consolidated revenue was 19% for Q1 2023.
First Quarter and Recent Operational Highlights
•Received the required approval of the holders of Class D subordinate voting shares of Acreage (the “Floating Shareholders”), at a special meeting of Floating Shareholders held on March 15, 2023, in connection with its previously announced arrangement agreement dated October 24, 2022, as amended on March 17, 2023 (the “Floating Share Arrangement Agreement”) with Canopy Growth Corporation (“Canopy”) and Canopy USA, LLC (“Canopy USA”). Additionally, the Company obtained a final order from the Supreme Court of British Columbia on March 20, 2023, approving the Floating Share Arrangement Agreement under section 288 of the Business Corporations Act (British Columbia). Upon the satisfaction or waiver of all other conditions set out in theFloating Share Arrangement Agreement, which the parties continue to work towards, the parties will complete the Floating Share Arrangement.
•Launched adult-use retail operations in Connecticut, among an inaugural group of operators permitted to begin adult-use sales in the state. Sales initially commenced at The Botanist store in Montville followed later by The Botanist Danbury location.
•Secured approval to relocate the Acreage’s existing Atlantic City medical dispensary to Pennsauken, New Jersey, along with the approval of the Company’s annual renewal of its license in the state. The Company anticipates commencing adult-use sales at the new Pennsauken location before the end of 2023.
•Introduced new line of dose-able fast-acting gummies in Illinois, Maine, Massachusetts, and Ohio under the flagship The Botanist brand.

Management Commentary
“Our focus on our core footprint while upholding strict cost controls has enabled us to maintain strong margins and continue to deliver positive Adjusted EBITDA despite continued volatility within the market,” said Peter Caldini, CEO of Acreage. “Over the first quarter, we were thrilled to have expanded our addressable market in Connecticut with the launch of adult-use sales at our thriving The Botanist Montville location, and just most recently in the second quarter, began serving adult-use consumers at our Danbury store. Additionally, continuing our commitment to diversifying our product portfolio, we debuted our innovative fast-acting gummies to consumers in Illinois, Maine, Massachusetts, and Ohio under our flagship brand The Botanist.”

Mr. Caldini continued, “Notably, during the quarter, we received shareholder approval for our strategic arrangement with Canopy and Canopy USA, bringing us one step closer to satisfying what is required to close the transaction. We have experienced numerous transformative achievements to bring Acreage to where it is today, and we could not be more excited for its expected bright future under Canopy USA. As we work to complete our arrangement with Canopy and Canopy USA, we will continue to focus on driving our business forward with a priority on managing cash flows in a volatile trading environment.”

Q1 2023 Financial Summary
(in thousands)

	Three Months Ended March 31,		YoY% Change	Three Months Ended December 31, 2022	QoQ% Change
	2023	2022
Consolidated Revenue	$55,963	$56,879	(1.6)%	$57,489	(2.7)%
Gross Profit	26,585	29,510	(9.9)%	20,395	30.4%
% of revenue	48%	52%		35%

Total operating expenses	25,440	32,232	(21.1)%	147,641	(82.8)%
Net loss	(16,157)	(13,911)		(119,183)
Net loss attributable to Acreage	(14,590)	(12,694)		(95,039)
Adjusted EBITDA*	10,593	8,627	22.8%	6,989	51.6%
Total revenue for Q1 2023 was $56.0 million, compared to $56.9 million in the first quarter of 2022 (“Q1 2022”) and $57.5 million in Q4 2022. The year-over-year and sequential decreases were primarily due to continued industry headwinds and decreased pricing as a result of competitive pressures across various markets. Additionally, the year-over-year decrease was also due to the divestiture of the Company’s operations in Oregon and was somewhat offset by the acquisition of a Maine dispensary in 2022. After adjusting for acquisitions and divestitures, revenue for Q1 2023 was relatively consistent with Q1 2022.

Total gross profit for Q1 2023 was $26.6 million, compared to $29.5 million in Q1 2022. Total gross margin was 48% in Q1 2023 compared to 52% in Q1 2022. Margin was impacted by cost increases due to inflation as well as price compression during the quarter. Additionally, cost of goods sold for Q1 2023 included $2.3 million of non-cash inventory adjustments as a result of excess inventory in select markets and carrying values of inventory exceeding net realizable value. Excluding these non-cash inventory adjustments, gross margin for Q1 2023 was 51%.

Total operating expenses for Q1 2023 were $25.4 million, compared to $32.2 million in Q1 2022. Operating expenses in the current quarter included a one-time bad debt charge of $1.3 million and a reversal of prior period bonus accruals of $2.5 million. Operating expenses in Q1 2022 included impairment charges and write-downs of assets held for sale that were not incurred in Q1 2023. Additionally, total operating expense for Q1 2023 benefited from reduced equity-based compensation expenses and depreciation and amortization when compared to Q1 2022.

Adjusted EBITDA* for Q1 2023 was $10.6 million compared to Adjusted EBITDA* of $8.6 million in Q1 2022 and Adjusted EBITDA* of $7.0 million in Q4 2022.
Net loss attributable to Acreage for Q1 2023 was $(14.6) million, compared to $(12.7) million in Q1 2022.
Amendment to Credit Facility
Subsequent to quarter end, on April 28, 2023, Acreage further amended its existing credit facility (the “Credit Facility”) such that $15.0 million was available for immediate draw, but such funds would be maintained in a segregated account until dispersed and be restricted for use to only eligible capital expenditures. Additionally, the Company has agreed to limit the total amounts outstanding under the Credit Facility to $140.0 million and to, at all times subsequent to April 28, 2023, maintain collateral (as defined in the Credit Facility) equal to or greater than the outstanding amount under the Credit Facility.

Balance Sheet and Liquidity
Acreage ended ended the quarter with $14.3 million in cash and cash equivalents. As of March 31, 2023, $125.0 million was drawn under the Amended Credit Facility, with a further $15.0 million of long-term debt available from its committed debt facilities, but such funds are restricted for use to only eligible capital expenditures. Additionally, in April 2023, the Company sold, with recourse, the rights to receive certain Employee Retention Tax Credits with an aggregate receivable value of $14.3 million for total proceeds of $12.1 million.

About Acreage Holdings, Inc.
Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the Company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning brands The Botanist and Superflux, the Tweed brand, the Prime medical brand in Pennsylvania, the Innocent brand in Illinois and others. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.

Forward Looking Statements
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.
Forward-looking statements or information involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release.
Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to: the occurrence of changes in U.S. federal Laws regarding the cultivation, distribution or possession of marijuana; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and Floating Shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement Agreement; the ability of Canopy, Canopy USA and Acreage to satisfy, in a timely manner, the closing conditions to the Floating Share Arrangement; risks relating to the value and liquidity of the Floating Shares and the common shares of Canopy; Canopy maintaining compliance with the Nasdaq Global Stock Market (the “Nasdaq”) and Toronto Stock Exchange listing requirements; the rights of the Floating Shareholders may differ materially from those of shareholders in Canopy; expectations regarding future investment, growth and expansion of Acreage’s operations; the possibility of adverse U.S. or Canadian tax consequences upon completion of the Floating Share Arrangement; if Canopy USA acquires the Fixed Shares pursuant to the Existing Arrangement Agreement without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq may be jeopardized; the risk of a change of control of either Canopy or Canopy USA; restrictions on Acreage’s ability to pursue certain business opportunities and other restrictions on Acreage’s business; the impact of material non-recurring expenses in connection with the Floating Share Arrangement on Acreage’s future results of operations, cash flows and financial condition; the possibility of securities class action or derivatives lawsuits; in the event that the Floating Share Arrangement is not completed, but the acquisition by Canopy of the Fixed Shares (the “Acquisition”) is completed pursuant to Existing Arrangement Agreement and Canopy becomes the majority shareholder in Acreage, the likelihood that the Floating Shareholders will have little or no influence on the conduct of Acreage’s business and affairs; risk of situations in which the interests of Canopy USA and the interests of Acreage or shareholders of Canopy may differ; Acreage’s compliance with Acreage’s business plan for the fiscal years ending December 31, 2020 through December 31, 2029 pursuant to the Existing Arrangement Agreement; in the event that the Floating Share Arrangement is completed, the likelihood of Canopy completing the Acquisition in accordance with the Existing Arrangement Agreement; risks relating to certain directors and executive officers of Acreage having interests in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions that are different from those of the Floating Shareholders; risks relating to the possibility that holders of more than 5% of the Floating Shares may exercise dissent rights; other expectations and assumptions concerning the transactions contemplated between Canopy, Canopy USA and Acreage; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities for Acreage and Canopy USA and the risks associated with the completion thereof; regulatory and licensing risks; the ability of Canopy, Canopy USA and Acreage to leverage each other’s respective capabilities and resources; changes in general economic, business and political conditions, including changes in the financial and stock markets; risks relating to infectious diseases, including the impacts of the COVID-19; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks disclosed in the Circular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, dated May 1, 2023 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available under Acreage’s profile on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.
Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.
Neither the Canadian Securities Exchange nor its Regulation Service Provider, nor any securities regulatory authority in Canada, the United States or any other jurisdiction, has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.
For more information, contact:
Steve Goertz
Chief Financial Officer
investors@acreageholdings.com
Courtney Van Alstyne
MATTIO Communications
acreage@mattio.com

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
US$ (thousands)	March 31, 2023	December 31, 2022
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$14,251	$24,067
Accounts receivable, net	6,546	10,512
Inventory	53,611	49,446
Notes receivable, net	1,489	29,191
Other current assets	4,978	4,977
Total current assets	80,875	118,193

Long-term investments	33,293	34,046
Capital assets, net	135,625	133,405
Operating lease right-of-use assets	20,842	22,443
Intangible assets, net	35,124	35,124
Goodwill	38,694	13,761
Other non-current assets	3,601	3,601
Total non-current assets	267,179	242,380
TOTAL ASSETS	$348,054	$360,573

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued liabilities	$29,077	$29,566
Taxes payable	29,706	24,226
Interest payable	1,803	2,575
Operating lease liability, current	2,529	2,443
Debt, current	1,689	1,584
Other current liabilities	9,312	11,939
Total current liabilities	74,116	72,333

Debt, non-current	215,248	213,496
Operating lease liability, non-current	20,293	21,692
Deferred tax liability	10,629	9,623
Other liabilities	3,129	3,250
Total non-current liabilities	249,299	248,061
TOTAL LIABILITIES	323,415	320,394

Members' equity	47,425	61,384
Non-controlling interests	(22,786)	(21,205)
TOTAL MEMBERS’ EQUITY	24,639	40,179

TOTAL LIABILITIES AND MEMBERS' EQUITY	$348,054	$360,573

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Operations
US$ (thousands)	Q1'23	Q1'22
Retail revenue, net	$41,881	$41,427
Wholesale revenue, net	13,998	15,172
Other revenue, net	84	280
Total revenues, net	55,963	56,879
Cost of goods sold, retail	(20,414)	(20,768)
Cost of goods sold, wholesale	(8,964)	(6,601)
Total cost of goods sold	(29,378)	(27,369)
Gross profit	26,585	29,510

OPERATING EXPENSES
General and administrative	10,512	8,387
Compensation expense	12,203	14,195
Equity-based compensation expense	984	4,159
Marketing	744	697
Impairments, net	—	2,138
Write down (recovery) of assets held-for-sale	—	874
Legal settlements (recoveries)	—	(25)
Depreciation and amortization	997	1,807
Total operating expenses	25,440	32,232

Net operating loss	1,145	(2,722)

Income (loss) from investments, net	(342)	1,133
Interest income from loans receivable	16	417
Interest expense	(8,074)	(4,781)
Other income, net	(1,553)	(10)
Total other loss	(9,953)	(3,241)

Loss before income taxes	(8,808)	(5,963)

Income tax expense	(7,349)	(7,948)

Net loss	(16,157)	(13,911)

Less: net loss attributable to non-controlling interests	(1,567)	(1,217)

Net loss attributable to Acreage Holdings, Inc.	$(14,590)	$(12,694)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(0.13)	$(0.12)

Weighted average shares outstanding - basic and diluted	112,546	106,900

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release includes Adjusted EBITDA, which is a non-GAAP performance measure that we use to supplement our results presented in accordance with U.S. GAAP. The Company uses Adjusted EBITDA to evaluate its actual operating performance and for planning and forecasting future periods. The Company believes that the adjusted results presented provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, net loss or our other reported results of operations as reported under U.S. GAAP as indicators of our performance, and they may not be comparable to similarly named measures from other companies.
The Company defines Adjusted EBITDA as net income before interest, income taxes and, depreciation and amortization and excluding the following: (i) income from investments, net (the majority of the Company's investment income relates to remeasurement to net asset value of previously-held interests in connection with our roll-up of affiliates, and the Company expects income from investments to be a non-recurring item as its legacy investment holdings diminish), (ii) equity-based compensation expense, (iii) non-cash impairment losses, (iv) transaction costs, (v) non-cash inventory adjustments and (vi) other non-recurring expenses (other expenses and income not expected to recur).

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q1'23	Q1'22
Net loss (GAAP)	$(16,157)	$(13,911)
Income tax expense	7,349	7,948
Interest expense (income), net	8,058	4,364
Depreciation and amortization	3,038	2,891
EBITDA (non-GAAP)*	$2,288	$1,292
Adjusting items:
Loss (income) from investments, net	342	(1,133)
Impairments, net	—	1,956
Non-cash inventory adjustments	2,237	—
Loss on extraordinary events	1,492	182
Write down (recovery) of assets held-for-sale	—	874
Equity-based compensation expense	984	4,159
Legal settlements, net	—	(25)
Gain on business divestiture	—	(4)
Other non-recurring expenses	3,250	1,326
Adjusted EBITDA (non-GAAP)*	$10,593	$8,627